Exhibit 10.2

COMMON STOCK REPURCHASE AGREEMENT

This COMMON STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of September 28, 2018, by and between Zev Ventures Incorporated, a Nevada corporation (“Parent”), and the undersigned shareholder, Energy Capital, LLC, a Florida limited liability company (the “Shareholder”).

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), among Parent, Zev Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Ondas Networks Inc., a Delaware corporation (“Ondas”), pursuant to which, among other things, Merger Sub will merge with and into Ondas and Ondas will become a wholly owned subsidiary of Parent (the “Merger”).

WHEREAS, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are required in connection with the Merger Agreement.

WHEREAS, the Shareholder desires to sell to Parent, and Parent desires to repurchase from the Shareholder, an aggregate of 32,600,000 shares of common stock, par value of $0.0001 per share, of Parent (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
REPURCHASE OF SHARES

1.1          Purchase and Sale. At the Closing, the Shareholder shall sell, convey and deliver to Parent the Shares, free and clear of any and all claims, liens, pledges, options, charges, security interests, encumbrances or other rights of third parties, and Parent shall purchase and accept such Shares from the Shareholder for $0.0001 per share, or an aggregate purchase price of Three thousand two hundred sixty dollars ($3,260.00) (the “Purchase Price”).

1.2          Closing; Delivery. The closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall occur immediately after the Effective Time (as defined in the Merger Agreement) (i.e., immediately after the time of the closing of the Merger). At the Closing, (i) the Shareholder shall deliver to Parent the Shares in non-certificated, book entry form, and (ii) Parent shall deliver the Purchase Price to the Shareholder, by check or wire transfer, as designated by the Shareholder. Each of Parent’s and the Shareholder’s obligation to consummate the transactions contemplated hereby at the Closing is independent, absolute and irrevocable and not subject to any condition precedent. Upon the consummation of the Closing, the Shares shall be canceled and returned to the authorized but unissued shares of the Parent.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

In connection with the purchase and sale of the Shares, the Shareholder makes the following representations and warranties for the benefit of Parent:

2.1          Authorization. The Shareholder has the legal capacity and full power and authority to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder, and has taken or shall take, as applicable, all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement.

2.2          Due Execution and Delivery. The Shareholder represents that this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Shareholder enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

2.3          Title to Shares. The Shareholder owns all right, title and interest (legal and beneficial) in and to the Shares, free and clear of all Liens other than restrictions under federal and state securities laws; provided that none of such restrictions under federal or state securities laws in any manner restrict or otherwise impede the Shareholder’s ability to sell the Shares to Parent as contemplated hereby. Upon delivery of the Shares to Parent and payment to the Shareholder of the Purchase Price, Parent will acquire good, valid and marketable title to such Shares free and clear of all Liens other than (i) restrictions under federal and state securities laws, and (ii) any Liens created by Parent. For the purposes of this Agreement, “Lien” shall mean any lien, pledge, claim, security interest, encumbrance, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise. The Shares represent approximately 57% of the outstanding shares of capital stock in Parent, as calculated immediately prior to the closing of the Merger Agreement.

2.4          No Conflicts. The execution and delivery of this Agreement and the performance by the Shareholder hereunder does not and will not result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it is bound, nor will any such action result in any violation of the provisions of, or in any way conflict with, any law, statute or other legal requirement or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Shareholder or its property.

2.5          Litigation. There is not pending, threatened in writing or, to the Shareholder’s knowledge, otherwise threatened against the Shareholder (or any affiliate or related person thereof) any action, suit or proceeding at law or in equity before any court, tribunal, governmental body, agency or official or any arbitrator relating to the Shares or that might affect the legality, validity or enforceability against the Shareholder of this Agreement or the Shareholder’s ability to perform its obligations hereunder. There is no lawsuit, proceeding or investigation pending or threatened against the Shareholder that would, if adversely determined, prevent or delay the consummation of the transactions contemplated hereby.

2.6          Information Regarding the Shares. The Shareholder has been furnished with such documents, materials and information as the Shareholder deems necessary or appropriate for evaluating the financial condition of Parent, including information regarding the Merger and a copy of the Merger Agreement, and has had the opportunity to ask questions of, and receive answers from, the officers of Parent, concerning Parent and the terms and conditions of the Merger. The Shareholder acknowledges and explicitly agrees that although it has received certain information from Parent as to its financial condition and other matters and the Merger, the Shareholder understands that, upon completion of the Merger, the Shares will be worth more than the Purchase Price to be paid to the Shareholder but that the Shareholder is desirous for its own reasons to pursue the sale of the Shares at the Purchase Price to be paid to Shareholder by Parent. Further, the Shareholder acknowledges that, in the months following the Merger, Parent may attempt to consummate a public offering, which public offering may be at a price substantially higher than the price per share of the Shares.

2.7          No Broker. The Shareholder has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has the Shareholder incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

In connection with the purchase and sale of the Shares, Parent makes the following representations and warranties for the benefit of the Shareholder:

3.1          Authorization. Parent represents that, as of the date hereof, it is duly incorporated, validly existing and in good standing under the laws of Nevada and has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, without the consent, waiver, approval or authorization of, or filing with, any other person or entity or under any applicable law, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement.

3.2          Due Execution and Delivery. Parent represents that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Parent enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

ARTICLE 4

MISCELLANEOUS

4.1          Release. As a material inducement to Parent to enter into this Agreement, and in consideration of the Purchase Price and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder, on behalf of itself and its current and former affiliates, related persons, fiduciaries, heirs, agents, representatives, attorneys and all persons acting by, through, under or in concert with any of them, hereby irrevocably and unconditionally release, acquit, and forever discharge Parent, Ondas, Merger Sub and each of their respective current, present and future predecessors, parents, subsidiaries, affiliates, divisions, any related entity, successors and assigns, and all of their past, current and former agents, officers, directors, equity holders, partners, employees, members, trustees, fiduciaries, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively, the “Released Parties”) from any and all claims, suits, charges, complaints, liabilities, obligations, promises, agreements, damages, causes of action, demands, losses, debts, attorney’s fees and expenses of any nature whatsoever, known or unknown which the Shareholder has, had, claims to have or ever may have against any Released Party up to and including the date the Shareholder signs this Agreement, or any other matter related to the Shareholder’s ownership of the Shares or otherwise related to the Shareholder being a stakeholder of Parent, except for obligations of Parent arising hereunder to pay the Purchase Price, and the Shareholder shall reimburse, indemnify and hold harmless each Released Party in connection with the foregoing or any breach of this Agreement by the Shareholder. At the Closing, the Shareholder shall be deemed to have reaffirmed this Section 4.1 as of the Closing.

4.2          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement, except as set forth in Section 4.1. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party hereto.

4.3          Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given (a) when delivered or sent if delivered in person, (b) on the third (3rd) Business Day after dispatch by registered certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained other than by an automatically-generated reply), in each case as follows:

(a)	If, after the Closing, to Parent:

Zev Ventures Incorporated
687 N. Pastoria Avenue
Sunnyvale, CA 94085
Attn: Eric Brock, CEO

(b)	If to the Shareholder:

Energy Capital, LLC
13650 Fiddlesticks Blvd.
Suite 202-324
Ft. Myers, FL 33912
Attn: Robert J. Smith, Managing Member

4.4          Amendment and Waiver. No failure or delay on the part of Parent or the Shareholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Parent or the Shareholder at law, in equity or otherwise (including that each party hereto shall be entitled to specific performance in the event the other party fails to perform any of its obligations hereunder). Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by Parent and the Shareholder.

4.5          Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties hereto with respect to the subject matter hereof.

4.6          Governing Law; Jurisdiction and Venue. This agreement, and any matter or dispute arising hereunder or in connection with this Agreement, will be governed by and construed in accordance with the laws of Nevada without giving effect to conflict of laws or principles thereof. Each party hereto irrevocably consents to the exclusive jurisdiction of any state courts of the state of Nevada and any federal court located in Nevada, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby. Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than those located in Nevada. In addition, each party consents to the service of process by personal service or any other manner in which notices may be delivered hereunder in accordance with this agreement.

4.7          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect and such term or other provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. If any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent practicable.

4.8          Headings. The headings appearing at the beginning of sections contained herein have been inserted for the convenience of the parties hereto and shall not be used to determine the construction or interpretation of this Agreement.

4.9          Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in counterparts, all of which will be considered one and the same agreement.

4.10        Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person or entity) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

ZEV VENTURES INCORPORATED

By:	/s/ Eric Brock
Eric Brock
Chief Executive Officer

SHAREHOLDER:

ENERGY CAPITAL, LLC

By:	/s/ Robert J. Smith
Robert J. Smith
Sole Managing Member

This Agreement is hereby ratified and
confirmed as of September 28, 2018:

ONDAS NETWORKS INC.

By:	/s/ Stewart Kantor
Stewart Kantor
Chief Executive Officer and President

[Signature Page to Common Stock Repurchase Agreement]